Exhibit 99.5

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/EBC • Cast your vote online • Have your Proxy Card ready P.O. BOX 8016, CARY, NC 27512-9903 • Follow the simple instructions to record your vote PHONE    Call 1-866-458-2993 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/EBC Eastern Bankshares, Inc. Special Meeting of Shareholders For Shareholders of record as of _______ , 20___ DATE: _______, ______, 2024 TIME: ______, Eastern Time PLACE: The Special Meeting will be held live via the internet—please visit www.proxydocs.com/EBC for more details. This proxy is being solicited on behalf of the Management The undersigned hereby appoints James B. Fitzgerald and Kathleen C. Henry (the “Named Proxies”), and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, each with the power to appoint his or her substitute, authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Eastern Bankshares, Inc. (“Company”) held of record by the undersigned at the close of business on ____, ____, at the 2024 Special Meeting of Shareholders of the Company to be held on _______, 2024, or at any adjournment thereof, and acknowledges receipt of the proxy materials for such meeting and revokes all previous proxies. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED ON THE REVERSE HEREOF. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1 AND PROPOSAL 2 AND IN ACCORDANCE WITH THE JUDGMENT OF THE NAMED PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this proxy card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Eastern Bankshares, Inc. Special Meeting of Shareholders Please make your marks like this: X THE BOARD OF DIRECTORS OF EASTERN BANKSHARES, INC. (“EASTERN” ) RECOMMENDS A VOTE: “FOR” ON PROPOSALS 1 AND 2 THE BOARD OF DIRECTORS PROPOSAL YOUR VOTE: RECOMMENDS: FOR AGAINST ABSTAIN 1. To approve the issuance of Eastern common stock to holders of Cambridge Bancorp FOR (“Cambridge”) common stock pursuant to the Agreement and Plan of Merger by and between #P1# #P1# #P1# Eastern, Eastern Bank, Citadel MS 2023, Inc., Cambridge, and Cambridge Trust Company, dated as of September 19, 2023 (the “Eastern Share Issuance Proposal”) FOR 2. To approve the adjournment of the Eastern special meeting, if necessary or appropriate, to solicit #P2# #P2# #P2# additional proxies if there are insufficient votes at the time of the Eastern special meeting to approve the Eastern Share Issuance Proposal or to ensure that any supplement or amendment to the joint proxy statement/prospectus is timely provided to Eastern shareholders PLEASE DO NOT RETURN THIS PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD IF VOTING BY MAIL. You must register to attend the meeting online and/or participate at www.proxydocs.com/EBC Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.